Exhibit 16.1

BDO Seidman, LLP
Accountants and Consultants
150 Federal Street, Suite 900
Boston, Massachusetts 02110
Telephone: 617-422-0700
Fax: 617-422-0909

June 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 19, 2006 to be filed by out former client, Presstek, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP